Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate				As of 6/30/2016

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses1 2
$23.7 Billion	10/02/1995	QREARX	0.89%

Portfolio Strategies

This variable annuity account seeks favorable long-term returns primarily through rental income and appreciation of real estate and real estate-related investments owned by the Account. The Account will also invest in non-real estate-related publicly traded securities and short-term higher quality liquid investments that are easily converted to cash to enable the Account to meet participant redemption requests, purchase or improve properties or cover other expense needs. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related assets with the goal of producing favorable long-term returns. The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, primarily office, industrial, retail and multi-family residential properties. The Account may also make foreign real estate investments. Under the Account’s investment guidelines, investments in direct foreign real estate, together with foreign real estate-related securities and foreign non-real estate-related liquid investments may not comprise more than 25% of the Account’s net assets. The Account will invest the remaining portion of its assets (targeted between 15% and 25% of net assets) in publicly traded, liquid investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, 8 a.m. to 10 p.m. (ET),
Saturdays, 9 a.m. to 6 p.m. (ET),
or visit TIAA.org

Performance

	Total Return			Average Annual Total Return
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	1.28%	3.19%	6.96%	9.55%	9.67%	3.74%	6.51%

The returns quoted represent past performance, which is no guarantee of future results. Returns and the principal value of your investment will fluctuate. Current performance may be higher or lower than that shown, and you may have a gain or a loss when you redeem your accumulation units. For current performance information, including performance to the most recent month-end, please visit TIAA.org, or call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1]	The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.
[2]	The Account’s total annual expense deduction appears in the Account’s prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on June 30, 2006 and redeemed on June 30, 2016.

— TIAA Real Estate Account	$14,438

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type	(As of 6/30/2016)	Properties by Region	(As of 6/30/2016)
% of Real Estate Investments3 4		% of Real Estate Investments[4]
Office	45.3	East	38.9
Apartment	21.9	West	37.2
Retail	15.3	South	22.3
Industrial	14.4	Midwest	1.6
Other	3.1

[3]	Other properties represents interest in Storage Portfolio investment and a fee interest encumbered by a ground lease real estate investment.
[4]	Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 6/30/2016

Portfolio Composition	(As of 6/30/16)
Investments by Type	% of Net Assets
Real Estate Properties (Net Of Debt)	53.9%
Short Term Investments	22.4%
Real Estate Joint Venture And Limited Partnerships	18.5%
Marketable Securities Real Estate Related	4.8%
Loan Receivable	0.4%
Other (Net Receivable/Liability)	0.0%

Top 10 Holdings[5]	(As of 6/30/16)
% of Total Investments[6]
1001 Pennsylvania Avenue	3.1%
The Florida Mall	2.8%
Fourth and Madison	2.0%
Colorado Center	2.0%
DDR	2.0%
99 High Street	2.0%
501 Boylston Street	1.8%
425 Park Avenue	1.7%
Ontario Industrial Portfolio	1.7%
780 Third Avenue	1.6%

Market Recap

Real Estate Market Conditions Improve Further Despite Global Economic Uncertainty

The Bureau of Labor Statistics reported that the U.S. economy added 442,000 jobs during the second quarter of 2016 compared to 587,000 jobs during the first quarter of 2016. Job gains were unexpectedly weak in May but rebounded strongly in June. All major sectors expanded during the quarter except for mining and construction. The unemployment rate increased 0.2 percentage points in June to end the quarter at 4.9% as the labor force grew.

Finance and professional and business have been the traditional drivers of demand for office space. During the second quarter, job growth in both sectors accelerated. The financial services sector added 51,000 jobs as compared to 39,000 in the first quarter while professional and business services employment increased by 113,000 as compared to 64,000 previously. As a result, the national office vacancy rate declined to 13.0% during second quarter from 13.1% previously, and is now approaching the previous cyclical low of 12.4%, which occurred in the second quarter of 2007. Vacancy rate improvements were broad-based, with declines in 38 of the 63 markets tracked by CB Richard Ellis Econometric Advisors (“CBRE-EA”).

Industrial market conditions improved for the 25th consecutive quarter, with the national availability rate declining to 8.8% from 9.0% in the first quarter. CBRE-EA notes that industrial market conditions have benefited from growth in e-commerce as demand for high quality warehouses in close proximity to major metropolitan areas has increased dramatically. While availability rates declined in 36 of the 59 markets tracked by CBRE-EA, construction has increased significantly in a number of markets. Consequently CBRE-EA expects availability rates to decline more gradually over the remainder of 2016 and into 2017 as new supply is delivered.

Preliminary data released by CBRE-EA indicate that the national apartment vacancy rate inched up to 4.4% in second quarter 2016 as compared to 4.3% in second quarter 2015. (Year-over-year comparisons are necessary due to seasonal leasing patterns.) The increase in the national vacancy rate, albeit small, was the first since late-2009. Nonetheless, apartment demand remains robust, supported by the healthy labor market. With construction not expected to peak until late- 2016/early-2017, however, CBRE-EA is expecting rent growth and vacancy improvements to moderate further over the remainder of 2016.

Retail sales growth remained modest during the second quarter. Preliminary data from the U.S. Census Bureau indicate that retail sales excluding motor vehicles and parts increased 1.7% compared to first quarter 2016 and 3.0% compared to second quarter 2015 sales. Stronger retail sales contributed to a decline in the national retail availability rate to 10.9% from 11.0% in the first quarter. While ongoing job gains should ultimately spur more meaningful wage growth and stronger consumer spending, household savings rates have increased and the retail industry remains highly competitive. As a result, further, albeit modest, improvement in retail market conditions is expected during second half 2016.

Important Information

[5]	The top 10 holdings are subject to change and may not be representative of the Account’s current or future investments. The holdings listed only include the Account’s long-term investments. Money market instruments and/or futures contracts, if applicable, are excluded. The holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy or sell a particular security.
[6]	Fair Value as reported in the June 30, 2016 Consolidated Schedule of Investments. Investments owned 100% by the Account are reported based on fair value. Investments in joint ventures are reported at the net equity value on a fair value basis, and are presented at the Account’s ownership interest.

1001 Pennsylvania Avenue is presented gross of debt. The value of the property less the fair value of leverage is $472.7 million.

The Florida Mall is held in a joint venture with Simon Property Group, L.P., in which the Account holds a 50% interest, and is presented net of debt. As of June 30, 2016, this debt had a fair value of $184.5 million.

Fourth and Madison is presented gross of debt. The value of the property less the fair value of leverage is $323.3 million.

Colorado Center is held in a joint venture with EOP Operating LP, in which the Account holds a 50% interest.

DDR Joint Venture, in which the Account holds an 85% interest, and consists of 25 retail properties located in 11 states and is presented net of debt. As of June 30, 2016, this debt had a fair value of $678.4 million.

501 Boylston Street is presented gross of debt. The value of the Account’s interest less the fair value of leverage is $250.6 million.

780 Third Avenue is presented gross of debt. The value of the property less the fair value of leverage is $245.4 million.

Real estate investment portfolio turnover rate was 5.7% for the year ended 12/31/2015. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable securities portfolio turnover rate was 10.0% for the year ended 12/31/2015. Marketable securities portfolio turnover rate is calculated by

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TIAA Retirement Annuity Accounts
TIAA Real Estate Account

Real Estate	As of 6/30/2016

dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period.

Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates.

TIAA-CREF Individual & Institutional Services, LLC, Teachers Personal Investors Services, Inc., Members FINRA and SIPC, distribute securities products.

Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value.

THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161.

A Note About Risks

In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.

The risks associated with investing in the Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus.

©2016 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017

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